Exhibit 99.1

WageWorks Reports Second Quarter 2013 Financial Results

  Total revenue of $54.6 million, a 25% increase year-over-year
  Second quarter 2013 GAAP net income of $4.0 million or $0.11 per diluted share. Non-GAAP net income per diluted share of $0.20
  Second quarter 2013 non-GAAP adjusted EBITDA of $14.9 million, a 37% increase year-over-year

SAN MATEO, Calif.--(BUSINESS WIRE)--August 7, 2013--WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leading provider of Consumer-Directed Benefits (CDBs), such as pretax accounts for health, commuter and other employee benefits, today announced the Company's financial results for its second quarter ended June 30, 2013.

“This was another excellent quarter for WageWorks, as we continue to execute very well on all aspects of our growth strategy. Our financials are strong and our prospects for full year 2013 have improved as demand for our services grows. Our enterprise selling season is delivering solid results with several new Fortune 500 clients signed in the quarter. Today, we announced another significant channel partnership, which we expect to contribute to additional growth starting in late 2013 and throughout 2014. Finally, we are excited to see the addressable market for our services expanding, primarily due to the opportunities for Consumer-Directed Benefits within private health insurance exchanges. Our recently announced relationship with Towers Watson, where we will serve as their exclusive administrator of HSAs and HRAs for their One Exchange Active private health insurance exchange, serves as a good example for this market expansion,” said Joe Jackson, Chief Executive Officer of WageWorks.

For the second quarter, WageWorks reported total revenue of $54.6 million, compared to $43.8 million for the second quarter of 2012, an increase of 25 percent. Healthcare revenue was $33.9 million, compared to $27.6 million for the second quarter of 2012, an increase of 23 percent. Commuter revenue was $14.7 million, compared to $13.2 million for the second quarter of 2012, an increase of 11 percent. Other revenue was $6.0 million, compared to $2.9 million for the second quarter of 2012, an increase of 103 percent.

GAAP operating income was $6.7 million for the second quarter of 2013, compared to GAAP operating income of $4.8 million for the second quarter of 2012. On a non-GAAP basis, second quarter of 2013 operating income was $11.9 million, compared to non-GAAP operating income of $8.4 million for the second quarter of 2012.

GAAP net income was $4.0 million, or $0.11 per diluted share, for the second quarter of 2013, compared to GAAP net income of $2.4 million, or $0.10 per diluted share, for the second quarter of 2012.

On a non-GAAP net income basis, second quarter of 2013 net income was $7.1 million, or $0.20 per diluted share, compared to non-GAAP net income of $4.7 million, or $0.15 per diluted share, for the second quarter of 2012. Non-GAAP net income for the second quarter of 2013 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense and the related tax impact of these items. For the second quarter of 2012, non-GAAP net income also excludes expenses related to accretion of redemption premium expense and gains from revaluation of warrants.

Non-GAAP adjusted EBITDA was $14.9 million for the second quarter of 2013, a 37% increase compared to non-GAAP adjusted EBITDA of $10.9 million for the second quarter of 2012.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the second quarter 2013 and 2012 is detailed in the tables provided in this press release.

As of June 30, 2013, WageWorks had cash and cash equivalents totaling $355.0 million. This compares to cash and cash equivalents totaling $305.1 million as of December 31, 2012.

The Company's Conference Call Information

WageWorks will host a conference call today, August 7, 2013, at 5:00 p.m. ET to discuss the Company’s second quarter ended June 30, 2013 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial 866-318-8620 (toll-free) or 617-399-5139, and enter pass code 32307613. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A telephone replay will be available for one week at 888-286-8010 (toll-free) or 617-801-6888 using the pass code 92130540.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of accretion of redemption premium expense, stock-based compensation, amortization of acquired intangibles, gains or losses from revaluation of warrants, contingent consideration expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our channel partnerships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans and exchange opportunities, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, our ability to successfully partner with private exchanges, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q for the fiscal period ended June 30, 2013 which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leading provider of Consumer-Directed Benefits (CDBs) in the United States. WageWorks administers and operates a broad array of CDBs, including pretax spending accounts, such as health and dependent care Flexible Spending Accounts (FSAs), as well as Commuter Benefit Services, including transit and parking programs, Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs), and other employee benefits.

WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, please visit the website at www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$27,615	$33,871	$56,845	$69,598
Commuter	13,220	14,722	25,212	29,429
Other	2,942	5,968	6,030	11,649
Total revenues	43,777	54,561	88,087	110,676

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	15,620	19,932	32,677	40,545
Technology and development	4,622	5,750	8,962	11,567
Sales and marketing	7,267	8,409	14,476	16,924
General and administrative	7,325	9,008	14,803	18,217
Amortization and change in contingent consideration	4,094	4,725	8,532	9,187
Total operating expenses	38,928	47,824	79,450	96,440
Income from operations	4,849	6,737	8,637	14,236
Other income (expenses):
Interest income	9	6	19	13
Interest expense	(452)	(369)	(857)	(747)
Gain on revaluation of warrants	407	-	381	-
Other income	12	14	27	33
Income before income taxes	4,825	6,388	8,207	13,535
Income tax provision	(1,601)	(2,396)	(2,973)	(4,907)
Net income	3,224	3,992	5,234	8,628
Accretion of redemption premium expense	(778)	-	(2,301)	-
Net income attributable to common stockholders	$2,446	$3,992	$2,933	$8,628
Add back: accretion of redemption premium related to dilutive redeemable preferred stock	(86)	-	(260)	-
Net income attributable to common stockholders for diluted EPS	$2,360	$3,992	$2,673	$8,628

Basic net income per share attributable to common stockholders	$0.17	$0.12	$0.37	$0.26
Diluted net income per share attributable to common stockholders	$0.10	$0.11	$0.13	$0.25

Shares used in basic net income per share calculations	14,268	33,473	7,907	32,853
Shares used in diluted net income per share calculations	24,349	35,047	20,683	34,448

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Operations is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
	(unaudited)
Cost of revenues	$104	$285	$151	$398
Technology and development	79	192	137	342
Sales and marketing	136	301	224	486
General and administrative	796	1,707	1,162	2,332
	$1,115	$2,485	$1,674	$3,558

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	June 30, 2013
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$305,052	$354,982
Restricted cash, current portion	1,147	331
Accounts receivable, less allowance for doubtful accounts of $403 and $520 at December 31, 2012 and June 30, 2013, respectively	22,924	32,553
Deferred tax assets - current	11,855	11,855
Prepaid expenses and other current assets	6,309	7,739
Total current assets	347,287	407,460
Restricted cash, net of current portion	2,432	-
Property and equipment, net	24,777	26,035
Goodwill	94,827	98,089
Acquired intangible assets, net	47,506	46,925
Other assets	1,938	1,723
Total assets	$518,767	$580,232

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$42,034	$43,304
Customer obligations	249,801	271,823
Short-term contingent payment	6,818	12,883
Other current liabilities	2,726	1,090
Total current liabilities	301,379	329,100
Long-term debt	44,371	44,409
Long-term contingent payment, net of current portion	11,772	8,681
Deferred tax liability	2,450	1,915
Other non-current liabilities	2,384	1,947
Total liabilities	362,356	386,052
Stockholders' equity:
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued 31,771 shares at December 31, 2012 and 33,981 shares at June 30, 2013	32	34
Treasury stock at cost 200 shares at December 31, 2012 and June 30, 2013	(546)	(546)
Additional paid-in capital	221,046	250,185
Accumulated deficit	(64,121)	(55,493)
Total stockholders' equity	156,411	194,180
Total liabilities stockholders’ equity	$518,767	$580,232

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2012	2013
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$5,234	$8,628
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,446	1,831
Amortization and change in contingent consideration	8,532	9,187
Stock-based compensation	1,674	3,558
Revaluation of warrants	(381)	-
Loss on disposal of fixed assets	24	82
Payment of contingent consideration in excess of initial measurement	(2,453)	-
Provision for doubtful accounts	13	(15)
Deferred taxes	2,527	4,372
Excess tax benefit from the exercise of stock options	-	(4,908)
Changes in operating assets and liabilities:
Accounts receivable	(1,343)	(8,868)
Prepaid expenses and other current assets	(2,514)	(2,185)
Other assets	8	215
Accounts payable and accrued expenses	(159)	1,594
Customer obligations	2,160	18,212
Other liabilities	833	(2,045)
Net cash provided by operating activities	15,601	29,658
Cash flows used in investing activities:
Purchases of property and equipment	(6,403)	(7,421)
Cash consideration for business acquisitions, net of cash acquired	8,551	(751)
Cash paid for acquisition of client contracts	-	(1,219)
Change in restricted cash	574	3,248
Net cash (used in) provided by investing activities	2,722	(6,143)
Cash flows from financing activities:
Proceeds from debt	29,659	-
Proceeds from initial public offering net of underwriters commissions and discounts	62,566	-
Proceeds from follow-on offering net of underwriters commissions and discounts	-	11,550
Proceeds from exercise of common stock	8	8,825
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	-	1,132
Payment of contingent consideration	(3,807)	-
Purchase of treasury stock	(30)	-
Excess tax benefit from the exercise of stock options	-	4,908
Net cash provided by financing activities	88,396	26,415
Net increase in cash and cash equivalents	106,719	49,930
Cash and cash equivalents at beginning of period	154,621	305,052
Cash and cash equivalents at end of period	$261,340	$354,982

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

GAAP income from operations	$4.8	$6.7	$8.6	$14.2
Stock-based compensation	1.1	2.5	1.7	3.6
Amortization of acquired intangibles	1.7	2.3	3.0	4.6
Contingent consideration	0.8	0.4	2.5	0.8
Non-GAAP income from operations	$8.4	$11.9	$15.8	$23.2
Non-GAAP income from operations as a percentage of total revenue	19.3%	21.9%	18.0%	21.0%

Net income:
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

GAAP net income attributable to common stockholders for diluted EPS	$2.4	$4.0	$2.7	$8.6
Accretion of redemption premium expense	0.8	-	2.3	-
Stock-based compensation	1.1	2.5	1.7	3.6
Amortization of acquired intangibles	1.7	2.3	3.0	4.6
Gains from revaluation of warrants	(0.4)	-	(0.4)	-
Contingent consideration	0.8	0.4	2.5	0.8
Tax effect of above adjustments	(1.7)	(2.1)	(3.2)	(3.6)
Non-GAAP net income	$4.7	$7.1	$8.6	$14.0

Weighted average shares outstanding used in computing GAAP per share amounts (diluted)	24.3	35.0	20.7	34.4
Add:
Additional weighted average shares giving effect to initial public offering	3.7	-	5.6	-
Additional weighted average shares giving effect to anti-dilutive preferred shares	2.8	-	4.2	-
Weighted average shares used in computing Non-GAAP per share amounts **	30.8	35.0	30.5	34.4

Non-GAAP diluted net income per share	$0.15	$0.20	$0.28	$0.41

** Reflects the issuance of shares of common stock as though the completion of the initial public offering had occurred at the beginning of the respective periods and anti-dilutive preferred shares excluded from the calculation of GAAP per share amounts.

Reconciliation of GAAP net income attributable to common stockholders to Non-GAAP Adjusted EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
GAAP net income attributable to common stockholders	$2.4	$4.0	$2.9	$8.6
Accretion of redemption premium expense	0.8	-	2.3	-
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	0.5	0.4	0.9	0.7
Income tax provision	1.6	2.4	3.0	4.9
Depreciation	0.8	0.9	1.4	1.8
Amortization and change in contingent consideration	4.1	4.7	8.5	9.2
Stock-based compensation expense	1.1	2.5	1.7	3.6
Gains or losses from revaluation of warrants	(0.4)	-	(0.4)	-
Adjusted EBITDA	$10.9	$14.9	$20.3	$28.8

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.mortenson@icrinc.com
or
Media Contact:
WageWorks, Inc.
Britta Meyer, 650-577-5208
Britta.Meyer@wageworks.com